UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 26, 2010
METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188

(Address of Principal Executive Offices)	(Zip Code)
212-578-2211

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On January 26, 2010, the Board of Directors of MetLife, Inc. (the “Company”) adopted Amended and Restated By-Laws of the Company (the “By-Laws”). The changes in the By-Laws include (i) clarifying that stockholders must provide prior notice to the Company of their intention to nominate one or more directors at an annual meeting, or to bring other business before the meeting, even if they are not asking the Company to include their proposals in the Company’s proxy materials, (ii) requiring that stockholders who nominate directors, or make other proposals to be voted on by stockholders, disclose their derivative positions and other economic interests in the Company (and any other information called for by a form of questionnaire approved by the Board of Directors from time to time and posted on the Company’s website) in addition to disclosing their actual beneficial ownership of Company voting stock, (iii) clarifying that, except as otherwise required by law, the Company’s Certificate of Incorporation, or New York Stock Exchange rules, only the shares of Company common stock that vote on a matter will count towards determining whether a majority of stockholders had voted in favor of the matter, and (iv) making certain other clarifying and technical changes. The By-Laws became effective on January 26, 2010.
The foregoing description of the By-Laws is not complete and is qualified in its entirety by reference to the By-Laws, which are filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements And Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits
3.1	Amended and Restated By-Laws of MetLife, Inc., effective January 26, 2010.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.
By:	/s/ Gwenn L. Carr
	Name:	Gwenn L. Carr
	Title:	Executive Vice President

Date: January 29, 2010

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT
3.1	Amended and Restated By-Laws of MetLife, Inc., effective January 26, 2010.